                                                                   EXHIBIT 10.18
                              EMPLOYMENT SEVERANCE
                                    AGREEMENT

         This Employment Severance Agreement ("Agreement") is entered into this 27th day of March, 2002, by and between Childtime Learning Centers, Inc., a Michigan corporation (the "Company"), and Alfred R. Novas, an individual (the "Employee").
         WHEREAS, Employee has been employed by the Company in the capacity of President and Chief Executive Officer pursuant to the terms of a certain employment agreement dated August 14, 2001 (the "Employment Agreement"), and
         WHEREAS, Employee has resigned from said employment effective March 26, 2002 (the "Effective Date"), and
         WHEREAS, Company wishes to assist Employee in his transition to new employment and in certain other respects, and
         WHEREAS, Employee wishes to assist the Company in its transition to a new President and Chief Executive Officer and in certain other respects,
         NOW THEREFORE, in return for the mutual consideration stated herein, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
         1. The Company hereby waives any defect in notice of, and accepts Employee's voluntary resignation from, his employment and from all board memberships and/or offices he presently holds in connection with or on behalf of the Company or any of its subsidiaries. Company hereby further agrees to pay Employee in connection with said resignation that compensation described in paragraph 8(b) of the Employment Agreement, such payment to be provided upon Employee's execution and delivery to the Company of this Agreement and delivery to the Company of (a) the list contemplated under paragraph 5 below and (b) the Company's confidential material and personal property contemplated under paragraph 8 below.
         2. To the fullest extent permitted by applicable law, and subject to Employee's compliance with the terms of this Agreement, Company hereby agrees to fully defend, indemnify and hold Employee harmless from any expenses, judgment and/or amount paid in defense or settlement or satisfaction of the case captioned as Tutor Time Learning Systems, Inc. v. Alfred Novas et al. (Case No. 01-10549 AH Circuit Court, Palm Beach County, FL) (the "Case"). Attorneys' fees payable by Company on behalf of Employee in connection with the Case will be limited to the fees of those attorneys specifically approved and designated by the Company.
         3. In return for the consideration set forth above, Employee hereby unconditionally releases and forever discharges Company and its shareholders, subsidiaries, successors, assigns, officers, directors, employees, agents and attorneys (collectively referred to as "Releasees") from ANY AND ALL causes of action, suits, damages, claims and demands whatsoever which Employee ever had or now has against any of Releasees, directly or indirectly, by reason of any facts existing as of this date, whether known or unknown, including, but not limited to, claims for defamation, wrongful discharge, breach of contract, negligence and other tort actions, and/or discrimination, harassment and/or retaliation on account of age, sex, sexual orientation, race, color, religion, marital status, disability, height, weight, national origin, or any other classification recognized under the common law of the State of Michigan, local law and/or ordinances, and the civil rights statutes, including, but not limited to: Title VII of


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the Civil Rights Act of 1964; the Age Discrimination Act of 1967; The Age
Discrimination in Employment Act, and/or the Rehabilitation Act of 1973; the Older Workers Benefit Protection Act; the Americans With Disabilities Act; the Family and Medical Leave Act of 1993; the Worker Adjustment and Retraining Notification Act; the Elliott-Larsen Civil Rights Act; the Michigan Persons With Disabilities Civil Rights Act; the Michigan Whistleblowers Protection Act, and any and all amendments to any of same. Employee understands and agrees that this is a total and complete release by Employee of all claims which Employee has against any of Releasees, both known and unknown, even though there may be facts and consequences of facts which are unknown to Employee and/or Company. Employee further acknowledges that he has suffered no work related injury or illness, and that he has been properly paid all his past wages and benefits, including vacation pay, as of this date.
         4. Employee hereby agrees that he will continue to fully cooperate with and fully assist the Company and its attorneys in the defense of the Case. Employee will not voluntarily assist any person or entity in the filing and/or prosecution of any claim, cause of action, case or administrative proceeding against any of the Releasees.
         5. Employee will fully assist and cooperate with the Company in its transition to a new President and Chief Executive Officer. Employee's assistance and cooperation will include, but not necessarily be limited to, Employee being available for meetings and/or telephone conferences, during normal business hours, for not more than an average of two hours per day, for a period of 60 days from the Effective Date. In addition to the foregoing, Employee will promptly furnish to the Company a list describing, in such detail as is reasonably acceptable to the Company, all obligations


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incurred and commitments entered into by Employee on behalf of the Company or its affiliates.
         6. Employee will continue to fully honor and comply with all of the provisions of paragraphs 9 and 10 of the Employment Agreement.
         7. Employee will not defame or otherwise disparage in any way any of Releasees, or any of their respective products or services. The Company will instruct its Board of Directors, management and officers, consultants and representatives, who have knowledge of this Agreement and/or the circumstances leading to Employees' resignation, not to defame or otherwise disparage in any way the Employee.
         8. Employee will immediately return to Employer all of the Company's confidential materials (including, but not limited to, all non-public financial information) and personal property (including, but not limited to, security cards, keys, credit cards, computer laptops, cellular telephones and other hand-held devices furnished by the Company, etc.) which Employee has in his possession or over which Employee exercises any control.
         9. Employee agrees and acknowledges that any violation by him of any of the provisions of paragraphs 3 through 8 of this Agreement will result in irreparable harm to Company, for which the Company will be entitled, in addition to all other remedies available to it, an immediate injunction. In the event of any such violation, the Company will be automatically relieved of all of its obligations under this Agreement and entitled to immediate repayment by Employee of all consideration previously tendered by Company under this Agreement. In such event, the provisions of paragraphs 3 through 8 hereof will nonetheless remain fully binding on Employee.


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
         10. The rights and obligations of both Company and Employee under this Agreement will inure to their respective heirs, successors and assigns.
         11. This Agreement will be governed by the internal laws of the State of Michigan without giving effect to principles of conflict of laws. Any dispute involving interpretation of this Agreement, or any provisions hereof, will be exclusively subject to binding arbitration before the American Arbitration Association ("AAA") in Southfield, Michigan, in accordance with the AAA rules applicable to the resolution of employment disputes. Any decision of the arbitrator will be final, binding and enforceable by the Oakland County Circuit Court.
         12. This Agreement, inclusive of those provisions of the Employment Agreement specifically referenced herein, constitutes the entire agreement between the parties and cannot be amended in any way except in writing signed by both parties.
         13. Employee specifically acknowledges that (a) he has read this Agreement, (b) he fully and completely understands the terms of this Agreement and their significance and (c) he accepts those terms and enters into this Agreement freely, and without reservation, after having consulted with or being given the opportunity to consult with an attorney of his choice.

         WHEREFORE, the parties have executed this Agreement on the date above written.

WITNESS:                                        "COMPANY"

                                           CHILDTIME LEARNING CENTERS,
                                           INC.

                                           By:  /s/ Harrison R. Horan
--------------------------------------          --------------------------------

                                           Its: Representative
--------------------------------------          --------------------------------


                                                "EMPLOYEE"

                                                /s/ Alfred R. Novas
--------------------------------------          --------------------------------
                                                Alfred R. Novas

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